BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

This AGREEMENT is made this 13th day of November, 2006, by and among Jean-Paul Ouelette ("Assignor") and Vision Global Solutions Inc., a corporation organized and existing under the laws of the State of Nevada ("Assignee").

WITNESSETH:

WHEREAS, the Assignor has agreed to assume all the assets and liabilities of the Assignee [except for the Vesmark assets and liabilities] (collectively, the “Assets”); and

WHEREAS, the Assignor wishes to transfer its rights in the Assets to the Assignee;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Assignment of Net Assets and Net Liabilities. Subject to the terms and conditions set forth herein, Assignor hereby assigns and transfers to Assignee, and Assignor agrees to assume from Assignee, all of the Assets, such Assets including all the shares of Vision R4 and ARTI Vision Inc. (both wholly owned subsidiaries of Assignee) and all the liabilities of Assignor (including, but not limited to, the liabilities of Vision R4 and ARTI Vision Inc.).

2.	Assignee Bound. Assignee hereby accepts the foregoing assignment and transfer and promises to be bound by and upon all the covenants, agreements, terms and conditions set forth herein.

3.
Benefit and Assignments. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party shall assign or transfer all or any portion of this Agreement without the prior written consent of the other party, and any such attempted assignment shall be null and void and of no force or effect.

4.
Assignee warrants and represents that he/she has good title to said Assets, full authority to sell and transfer same and that said Assets are being sold free and clear of all liens, encumbrances, liabilities and adverse claims, of every nature and description. Assignee further warrants that it shall sully defend, protect, indemnify and save harmless the Buyer and its lawful successors and assigns from any and all adverse claim, that may be made by any party against said Assets. Assignor agrees and acknowledges that the liabilities to be assumed are greater than the assets but will not now, or at any time, request any additional consideration to offset the additional cost of the liabilities.

5.
Waiver. Any party hereto shall have the right to waive compliance by the other of any term, condition or covenant contained herein. Such waiver shall not constitute a waiver of any subsequent failure to comply with the same or any different term, condition or covenant.

6.	Applicable Law. Florida, other than choice of law, shall govern the validity, construction, interpretation and effect of this Agreement.

7.	Headings. The paragraph headings of this Agreement are for convenience of reference only and do not form a part of the terms and conditions of this Agreement or give full notice thereof.

8.
Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.
Entire Agreement. This Agreement contains the entire understanding between the parties, no other representations, warranties or covenants having induced either party to execute this Agreement, and supersedes all prior or contemporaneous agreements with respect to the subject matter hereof. This Agreement may not be amended or modified in any manner except by a written agreement duly executed by the party to be charged, and any attempted amendment or modification to the contrary shall be null and void and of no force or effect.

10.
Joint Drafting. The parties agree that this Agreement hereto shall be deemed to have been drafted jointly by all parties hereto, and no construction shall be made other than with the presumption of such joint drafting.

11.
Counterparts. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument. In lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original.

IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale and Assignment and Assumption to be executed as of the day and year first above written.

By: /s/ Jean-Paul Ouellette Print Name: Jean-Paul Ouellette	By: Joseph I. Emas Print Name: Joseph I. Emas Attorney-in-fact for Assignee (Vision Global Solutions, Inc.)